EXHIBIT 10.4

PORTIONS OF THIS EXHIBIT MARKED BY AN (***) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

November 15, 2010

Orbitz Worldwide, LLC
500 West Madison
Suite 1000
Chicago, Illinois 60661
Attention: Barney Harford, Chief Executive Officer

Re:	Letter Agreement, anticipated to be executed between Orbitz Worldwide, LLC (“Orbitz”) and ITA Software, Inc. (“ITA”) (“ITA-Orbitz Letter”)

Dear Mr. Harford:

Upon execution, this letter (“Google-Orbitz Letter Agreement”) confirms that the undersigned parties agree as follows:

Upon the closing of the acquisition of ITA Software, Inc. (together with its Affiliates, “ITA”) by Google Inc. (together with its Affiliates, “Google”), Orbitz shall have the right, in Orbitz's sole discretion, to terminate (to the extent the ITA-Orbitz Letter is executed prior to the acquisition close date) the ITA-Orbitz Letter referenced above (together with any subsequent agreement executed between Orbitz and ITA prior to the acquisition close date , the “ITA-Orbitz Agreement”). Orbitz shall give Google no less than (***) ((***)) days' prior written notice of Orbitz's election to terminate the ITA-Orbitz Agreement pursuant to the foregoing sentence. As used herein, “Affiliate” means, with respect to a party, any entity or person controlling, controlled by, or under common control with such party, where “control” means the ability (directly or indirectly) to direct the management of another or ownership (directly or indirectly) of greater than fifty percent (50%) of the voting interests of another.

If the foregoing correctly reflects the understanding and agreement between us, we request that you cause this Google-Orbitz Letter Agreement to be executed on behalf of Orbitz and returned to us.

Sincerely,

Google Inc.	Orbitz Worldwide, LLC
/s/ Donald Harrison	/s/ Barney Harford
Name: Donald Harrison	Name: Barney Harford
Title: Deputy General Counsel and Assistant Secretary	Cheif Executive Officer